Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2009, relating to the consolidated financial statements of Atheros Communications, Inc. and subsidiaries (“the Company”) for the year ended December 31, 2008 appearing in the Annual Report on Form 10-K of Atheros Communications, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

San Jose, California
February 10, 2011